CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the May 1, 1999 Prospectuses and Prospectus Supplement and the August 1, 1999 and October 18, 1999 Prospectuses constituting part of the Registration Statement No. 333-17641 on Form S-6 that this Post-Effective Amendment No. 7 amends of (1) our report dated February 8, 1999 relating to the financial statements of The Equitable Life Assurance Society of the United States Separate Account FP for the year ended December 31, 1998, and (2) our report dated February 8, 1999 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 1998, which reports appear in the May 1, 1999, August 1, 1999 and October 18, 1999 Prospectuses and May 1, 1999 Prospectus Supplement. We also consent to the reference to us under the heading "Financial Statements of Separate Account FP and Equitable Life" in the May 1, 1999, August 1, 1999 and October 18, 1999 Prospectuses and "Financial Statements" in the May 1, 1999 Prospectus Supplement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
October 18, 1999